Exhibit 99.1

CBTX, Inc. Reports Second Quarter Financial Results

Houston, Texas, July 29, 2020 -- CBTX, Inc., or the Company (NASDAQ: CBTX), the bank holding company for CommunityBank of Texas, N.A., or the Bank, today announced net income of $2.2 million, or $0.09 per diluted share, for the quarter ended June 30, 2020, compared to $7.5 million, or $0.30 per diluted share, for the quarter ended March 31, 2020 and $14.3 million, or $0.57 per diluted share, for the quarter ended June 30, 2019.

“I am proud to work every day beside the great CommunityBank of Texas family,” said Robert R. Franklin, Jr., Chairman, CEO and President of the Company. “Our focus remains on our customer base and the communities we serve. We continue to operate in an unprecedented time related to the COVID-19 pandemic and the fog it has created over our daily activities and economies.”

“We believe in the resiliency of our customer base and the communities in which we operate,” Mr. Franklin continued. “We also know how to get through crises. Our team is experienced and many of the same tools we have used in the past are important to help with the outcomes from the pandemic. We persist in our efforts to work to keep our employees safe with internal controls around social distancing, sanitizing and making work from home solutions available when possible.”

“Many of our customers are back to work and finding their own solutions to the problems created by the pandemic.   Our requests from customers for deferrals continues to decline, and the over 2,000 PPP loans we made last quarter have helped our customers through these unprecedented times.” said Mr. Franklin.

“While our customers and team are resilient and moving forward, we believe that it will be several months before we can more clearly see the effects of the shut-down of our economy, both at a local and national level,” Mr. Franklin said.  “We are also monitoring the slowdown of the oil and gas industry and the new normal that the industry will operate under as we go forward.”

“We continued to add to our provision for loan losses during the second quarter primarily because of the general uncertainty created in our markets. We believe that our reserve build and our continued strong capital position gives us the stability we need to continue to work with our customers in these tough times,” Mr. Franklin added. “We believe that CBTX, Inc. will emerge from this crisis strong and able to pursue any opportunities that may arise.”

Highlights

●	Net income was $2.2 million for the second quarter of 2020, a decrease of $5.3 million and $12.1 million compared to the first quarter of 2020 and the second quarter of 2019, respectively, primarily due to the increase in the provision for credit losses during the second quarter of 2020.
●	The provision for credit losses was $9.9 million for the second quarter of 2020, compared to $5.0 million for the first quarter of 2020 and $807,000 for the second quarter of 2019. The increase in 2020 was primarily due to the impact of COVID-19, and the sustained instability of the oil and gas industry on current and forecasted economic factors.
●	The allowance for credit losses, or ACL, for loans increased to $39.7 million at June 30, 2020, compared to $31.2 million at March 31, 2020 and $25.3 million at June 30, 2019.
●	Funded $336.1 million in loans under the Small Business Administration’s Paycheck Protection Program, or the PPP, during the second quarter of 2020.
●	Net interest margin on a tax equivalent basis was 3.68% for the quarter ended June 30, 2020, compared to 4.06% for the quarter ended March 31, 2020 and 4.53% for the quarter ended June 30, 2019.
●	Declared quarterly cash dividend of $0.10 per share of common stock paid on July 15, 2020.
●	Maintained strong capital ratios with the Company’s total risk-based capital ratio being 16.56% at June 30, 2020, compared to 16.42% at March 31, 2020 and 15.59% at June 30, 2019.

Operating Results

Net Interest Income

Net interest income was $32.2 million for the second quarter of 2020, compared to $32.2 million for the first quarter of 2020 and $34.3 million for the second quarter of 2019. Net interest income decreased $62,000 during the second quarter of 2020, compared to the first quarter of 2020, primarily due to lower rates on loans and other interest-earning assets, partially offset by the impact of increased average loans and lower rates on interest-bearing deposits. Net interest income decreased $2.1 million during the second quarter of 2020, compared to the second quarter of 2019, primarily due to lower rates on loans and other interest-earning assets, partially offset by the impact of increased average loans and lower rates on interest-bearing deposits.

The yield on interest-earning assets was 3.91% for the second quarter of 2020, compared to 4.56% for the first quarter of 2020 and 5.07% for the second quarter of 2019. The cost of interest-bearing liabilities was 0.52% for the second quarter of 2020, 0.94% for the first quarter of 2020 and 1.09% for the second quarter of 2019. Yields on interest-earning assets decreased, and the costs of interest-bearing liabilities did not decrease to the same extent, which caused compression of the Company’s net interest margin on a tax equivalent basis to 3.68% for the second quarter of 2020, from 4.06% for the first quarter of 2020 and 4.53% for the second quarter of 2019.

Provision/Recapture for Credit Losses

The provision for credit losses was $9.9 million for the second quarter of 2020, compared to $5.0 million for the first quarter of 2020 and $807,000 for the second quarter of 2019. The increase in the provision for credit losses for the first and second quarters of 2020 was primarily due to the impact of COVID-19 and the sustained instability of the oil and gas industry during such periods on the local and national economy and on current and forecasted economic factors.

The ACL for loans was $39.7 million, or 1.35% of total loans, at June 30, 2020, compared to $31.2 million, or 1.17% of total loans, at March 31, 2020 and $25.3 million, or 0.96% of total loans, at June 30, 2019. The increase in the ACL for loans was primarily due to the impact of COVID-19 and the sustained instability of the oil and gas industry on current and forecasted economic factors during the first and second quarters of 2020.

The liability associated with the ACL for unfunded commitments was $5.0 million at June 30, 2020, compared to $3.7 million at March 31, 2020 and $378,000 at June 30, 2019. The increase was primarily due to the adoption of Accounting Standards Update, or ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, or CECL, effective January 1, 2020, the impact of COVID-19 and the sustained instability of the oil and gas industry, as noted above.

Noninterest Income

Noninterest income was $2.9 million for the second quarter of 2020, $4.3 million for the first quarter of 2020 and $7.3 million for the second quarter of 2019. The decrease in noninterest income during the second quarter of 2020, as compared to the first quarter of 2020 was primarily due to increased interest rate swap origination fees recognized on new interest rate swap transactions during the first quarter of 2020. The decrease in noninterest income during the second quarter of 2020, as compared to the second quarter of 2019 was primarily due to nontaxable death benefit proceeds of $4.7 million received under bank-owned life insurance policies and a gain of $3.3 million over the carrying value recorded during the second quarter of 2019.

Noninterest Expense

Noninterest expense was $22.5 million for the second quarter of 2020, compared to $22.1 million for the first quarter of 2020 and $23.4 million for the second quarter of 2019. The increase in noninterest expense of $406,000 between the second and first quarter of 2020 was primarily due to increased professional and director fees, mainly consulting fees, and increased regulatory fees, partially offset by a decrease in salaries and employee benefits resulting from decreases in employee benefits costs.

The decrease in noninterest expense of $908,000 between the second quarter of 2020 and the second quarter of 2019 primarily related to a reduction in professional and director fees, mainly legal fees, partially offset by increased consulting fees.

Income Taxes

Income tax expense was $539,000 for the second quarter of 2020, $1.9 million for the first quarter of 2020 and $3.1 million for the second quarter of 2019. The effective tax rates were 19.95% for the second quarter of 2020, 19.85% for the first quarter of 2020 and 17.69% for the second quarter of 2019. The differences between the federal statutory rate of 21% and the effective tax rates were largely attributable to permanent differences primarily related to tax exempt interest and bank-owned life insurance.

Balance Sheet Highlights

Loans

Loans, excluding loans held for sale, were $2.9 billion at June 30, 2020, $2.7 billion at March 31, 2020 and $2.6 billion at June 30, 2019.

During the second quarter of 2020, the Company funded 2,010 PPP loans to customers in the principal amount totaling $336.1 million and an average loan balance of $167,000. The Company recognized a net yield of 2.28% during the second quarter of 2020 on these PPP loans.

In support of customers impacted by COVID-19, the Company offered relief through payment deferrals. The deferral periods range from one to six-months, with the majority of the deferrals involving three-month arrangements. As of June 30, 2020, the Company had entered into deferral arrangements on 689 loans with total outstanding principal of $545.0 million. As of June 30, 2020 and March 31, 2020, these arrangements resulted in the deferral of payments, including both principal and interest, totaling $17.0 million and $936,000, respectively.

Asset Quality

Nonperforming assets remain low relative to total assets at $11.2 million, or 0.29% of total assets, at June 30, 2020, compared to $1.4 million, or 0.04% of total assets, at March 31, 2020 and $3.3 million, or 0.10% of total assets, at June 30, 2019. The increase in nonperforming assets during the second quarter of 2020 primarily related to $9.9 million of loans, which were placed on nonaccrual status while subject to deferral arrangements discussed above.

Through June 30, 2020, 35 loans totaling $27.0 million were restructured as troubled debt restructurings, or TDRs, which included 32 loans totaling $26.3 million, that were subject to deferral arrangements discussed above.

Annualized net charge-offs (recoveries) to average loans were 0.01% for the second quarter of 2020, (0.05%) for the first quarter of 2020 and 0.02% for the second quarter of 2019.

Deposits and Borrowings

Total deposits were $3.3 billion at June 30, 2020, $2.8 billion at March 31, 2020 and $2.7 billion at June 30, 2019.

The Company defines total borrowings as the total of repurchase agreements, Federal Home Loan Bank advances and notes payable. Total borrowings were $52.5 million, $51.4 million and $90.8 million at June 30, 2020, March 31, 2020 and June 30, 2019, respectively. Borrowings fluctuated between the second quarter of 2020 and second quarter of 2019 due to increased Federal Home Loan Bank advances to fund loan growth in 2019.

Capital

At June 30, 2020, the Company continued to be well capitalized and maintained strong capital ratios under bank regulatory requirements. The Company’s total risk-based capital ratio was 16.56% at June 30, 2020, compared to 16.42% at March 31, 2020, and 15.59% at June 30, 2019. The Company’s Tier 1 leverage ratio was 11.96% at June 30, 2020, compared to 13.18% at March 31, 2020, and 13.12% at June 30, 2019. The Company’s total shareholders’ equity to total assets ratio was 13.77% at June 30, 2020, 15.67% at March 31, 2020 and 15.18% at June 30, 2019.

The ratio of tangible equity to tangible assets was 11.84% at June 30, 2020, 13.51% at March 31, 2020 and 12.96% at June 30, 2019. Tangible equity to tangible assets is a non-GAAP financial measure. The most directly comparable financial measure calculated in accordance with United States generally accepted accounting principles, or GAAP, to tangible equity to tangible assets is total shareholders’ equity to total assets. See the table captioned “Non-GAAP to GAAP Reconciliation” at the end of this press release.

Non-GAAP Financial Measures

The Company’s accounting and reporting policies conform to GAAP and the prevailing practices in the banking industry. The Company’s management also evaluates performance based on certain non-GAAP financial measures. The Company classifies a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are not included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of income, balance sheets or statements of cash flows.

This press release contains certain non-GAAP financial measures including “tangible book value,” “tangible book value per common share,” and “tangible equity to tangible assets,” which are supplemental measures that are not required by, or are not presented in accordance with, GAAP. Non-GAAP financial measures do not include operating, other statistical measures or ratios calculated using exclusively financial measures calculated in accordance with GAAP. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the way we calculate the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

Please refer to the table titled “Non-GAAP to GAAP Reconciliation” at the end of this earnings release for a reconciliation of these non-GAAP financial measures.

Conference Call Information

The Company will hold a conference call to discuss results for the quarter ended June 30, 2020 on July 30, 2020 at 8:00 a.m. Central Standard Time. Investors and interested parties may listen to the teleconference via telephone by calling (877) 620-1733 if calling from the U.S. or Canada (or (470) 414-9785 if calling from outside the U.S.).  The conference call ID number is 1285151. To access the live webcast of the conference call, individuals can visit the Investor Relations page of the Company’s website: https://ir.cbtxinc.com/events-and-presentations. An archived edition of the earnings webcast will also be posted on the Company’s website later that day and will remain available to interested parties via the same link for one year.

The conference call will contain forward-looking statements in addition to statements of historical fact. The actual achievement of any forecasted results or the unfolding of future economic or business developments in a way anticipated or projected by the Company involves numerous risks and uncertainties that may cause the Company’s actual performance to be materially different from that stated or implied in the forward-looking statements. Such risks and uncertainties include, among other things, risks discussed within the “Risk Factors” section of the Company’s most recent Forms 10-Q and 10-K and subsequent 8-Ks.

About CBTX, Inc.

CBTX, Inc. is the bank holding company for CommunityBank of Texas, N.A., a $3.9 billion asset bank, offering commercial banking solutions to small and mid-sized businesses and professionals in Houston, Dallas, Beaumont and surrounding communities in Texas. Visit www.communitybankoftx.com for more information.

Forward-Looking Statements

This release may contain certain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, current expectations, estimates and projections about the Company and its subsidiary. Forward-looking statements include information regarding the Company’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Further, certain factors that could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to: whether the Company can: manage the economic risks related to the impact of COVID-19 and the recent drop in oil and gas prices (including risks related to its customers’ credit quality, deferrals and modifications to loans, the Company’s ability to borrow, and the impact of a resultant recession generally), and other hazards such as natural disasters and adverse weather, acts of war or terrorism, other pandemics, an outbreak of  hostilities or other international or domestic calamities and the governmental or military response thereto, and other matters beyond the Company’s control; the geographic concentration of our markets in Beaumont and Houston, Texas; manage changes and the continued health or availability of management personnel; the amount of nonperforming and classified assets that the Company holds and the efforts to resolve the nonperforming assets; deterioration of its asset quality; interest rate risks associated with the Company’s business; business and economic conditions generally and in the financial services industry, nationally and within the Company’s primary markets; volatility and direction of oil prices, including risks related to the recent collapse in oil prices, and the strength of the energy industry, generally and within Texas; the composition of the Company’s loan portfolio, including the identity of its borrowers and the concentration of loans in specialized industries, especially the creditworthiness of energy company borrowers; changes in the value of collateral securing the loans; the Company’s ability to maintain important deposit customer relationships and the Company’s reputation; the Company’s ability to maintain effective internal control over financial reporting; the Company’s ability to pursue available remedies in the event of a loan default for loans under the PPP and the risk of holding the PPP loans at unfavorable interest rates as compared to the loans to customers that we would have otherwise lent to; the volatility and direction of market interest rates; liquidity risks associated with the Company’s business; systems failures, interruptions or breaches involving the Company’s information technology and telecommunications systems or third-party servicers; the failure of certain third-party vendors to perform; the institution and outcome of litigation and other legal proceedings against the Company or to which it may become subject; operational risks associated with the Company’s business; the costs, effects and results of regulatory examinations, investigations, including the ongoing investigation by the Financial Crimes Enforcement Network, or FinCEN, of the U.S. Department of Treasury, or reviews or the ability to obtain the required regulatory approvals; the Company’s ability to meet the requirements of its Formal Agreement with the Office of the Comptroller of the Currency, and the risk that such Formal Agreement may have a negative impact on the Company’s financial performance and results of operations; changes in the laws, rules, regulations, interpretations or policies relating to financial institution, accounting, tax, trade, monetary and fiscal matters; governmental or regulatory responses to the COVID-19 pandemic and newly enacted fiscal stimulus that impact the Company’s loan portfolio and forbearance practice; and other governmental interventions in the U.S. financial system that may impact how the Company achieves its performance goals. Additionally, many of these risks and uncertainties are currently elevated by and may or will continue to be elevated by the COVID-19 pandemic. The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission, or SEC, and other reports and statements that the Company has filed with the SEC. If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from what it anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict which will arise. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Copies of the SEC filings for the Company are available for download free of charge from www.communitybankoftx.com under the Investor Relations tab.

CBTX, INC. AND SUBSIDIARY

Financial Highlights

(In thousands, except per share data and percentages)

	Three Months Ended					Six Months Ended
	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019	6/30/2020	6/30/2019
Profitability:
Net income	$2,163	$7,541	$12,636	$13,076	$14,315	$9,704	$24,805
Basic earnings per share	$0.09	$0.30	$0.51	$0.52	$0.57	$0.39	$1.00
Diluted earnings per share	$0.09	$0.30	$0.50	$0.52	$0.57	$0.39	$0.99

Return on average assets (1)	0.23%	0.87%	1.43%	1.53%	1.72%	0.54%	1.52%
Return on average shareholders' equity (1)	1.60%	5.64%	9.40%	9.92%	11.30%	3.60%	9.97%
Net interest margin- tax equivalent (1)	3.68%	4.06%	4.18%	4.43%	4.53%	3.87%	4.55%
Efficiency ratio (2)	64.15%	60.44%	58.96%	56.98%	56.25%	62.26%	58.64%

Liquidity and Capital Ratios:
Total shareholders' equity to total assets	13.77%	15.67%	15.40%	15.31%	15.18%	13.77%	15.18%
Tangible equity to tangible assets (3)	11.84%	13.51%	13.26%	13.13%	12.96%	11.84%	12.96%
Common equity tier 1 capital ratio	15.30%	15.23%	15.52%	14.99%	14.71%	15.30%	14.71%
Tier 1 risk-based capital ratio	15.30%	15.23%	15.52%	14.99%	14.71%	15.30%	14.71%
Total risk-based capital ratio	16.56%	16.42%	16.41%	15.88%	15.59%	16.56%	15.59%
Tier 1 leverage ratio	11.96%	13.18%	13.11%	13.23%	13.12%	11.96%	13.12%

Other Data:
Weighted average common shares outstanding - Basic	24,752	24,926	24,951	24,923	24,921	24,839	24,916
Weighted average common shares outstanding - Diluted	24,780	25,000	25,071	25,046	25,042	24,885	25,047
Common shares outstanding at period end	24,755	24,746	24,980	24,923	24,923	24,755	24,923
Dividends per share	$0.10	$0.10	$0.10	$0.10	$0.10	$0.20	$0.20
Book value per share	$21.71	$21.70	$21.45	$21.07	$20.59	$21.71	$20.59
Tangible book value per share (3)	$18.26	$18.23	$18.01	$17.62	$17.13	$18.26	$17.13
Employees - full-time equivalents	523	512	500	504	508	523	508

(1)	Quarterly ratios are annualized.
(2)	Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.
(3)	Non-GAAP financial measure. See the table captioned “Non-GAAP to GAAP Reconciliation” at the end of this earnings release.

CBTX, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets

(In thousands)

Balance Sheet Data (at period end):	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019

Loans, excluding loans held for sale	$2,934,888	$2,671,587	$2,639,085	$2,676,824	$2,642,289
Allowance for credit losses for loans	(39,678)	(31,194)	(25,280)	(25,576)	(25,342)
Loans, net	2,895,210	2,640,393	2,613,805	2,651,248	2,616,947

Cash and equivalents	492,400	284,898	372,064	289,399	266,776
Securities	235,438	234,014	231,262	228,061	232,601
Premises and equipment	50,729	50,243	50,875	51,183	51,346
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangible assets	4,496	4,700	4,938	5,106	5,318
Loans held for sale	-	882	1,463	—	1,408
Operating lease right-to-use asset	14,081	12,577	12,926	12,864	12,355
Other assets	128,421	116,993	110,261	112,774	111,805
Total assets	$3,901,725	$3,425,650	$3,478,544	$3,431,585	$3,379,506

Noninterest-bearing deposits	$1,513,748	$1,195,541	$1,184,861	$1,196,720	$1,201,287
Interest-bearing deposits	1,740,455	1,596,692	1,667,527	1,547,607	1,537,620
Total deposits	3,254,203	2,792,233	2,852,388	2,744,327	2,738,907

Federal Home Loan Bank advances	50,000	50,000	50,000	120,000	90,000
Repurchase agreements	2,500	1,415	485	1,208	805
Operating lease liabilities	16,983	15,356	15,704	15,513	14,806
Other liabilities	40,683	29,772	24,246	25,317	21,830
Total liabilities	3,364,369	2,888,776	2,942,823	2,906,365	2,866,348

Total shareholders’ equity	537,356	536,874	535,721	525,220	513,158
Total liabilities and shareholders’ equity	$3,901,725	$3,425,650	$3,478,544	$3,431,585	$3,379,506

CBTX, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Income

(In thousands)

	Three Months Ended					Six Months Ended
	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019	6/30/2020	6/30/2019
Interest income
Interest and fees on loans	$32,857	$33,617	$35,634	$36,353	$35,608	$66,474	$69,401
Securities	1,228	1,363	1,442	1,436	1,519	2,591	3,076
Other interest-earning assets	169	1,055	1,279	1,212	1,359	1,224	2,842
Equity investments	171	176	213	192	163	347	315
Total interest income	34,425	36,211	38,568	39,193	38,649	70,636	75,634
Interest expense
Deposits	2,022	3,766	4,463	4,130	3,822	5,788	7,406
Federal Home Loan Bank advances	240	221	316	483	523	461	587
Repurchase agreements	1	—	—	1	1	1	2
Note payable and junior subordinated debt	4	4	3	4	4	8	12
Total interest expense	2,267	3,991	4,782	4,618	4,350	6,258	8,007
Net interest income	32,158	32,220	33,786	34,575	34,299	64,378	67,627
Provision (recapture) for credit losses						—
Provision (recapture) for credit losses for loans	8,537	4,739	(148)	579	807	13,276	1,954
Provision for credit losses for unfunded commitments	1,333	310	—	—	—	1,643	—
Total provision (recapture) for credit losses	9,870	5,049	(148)	579	807	14,919	1,954
Net interest income after provision (recapture) for credit losses	22,288	27,171	33,934	33,996	33,492	49,459	65,673
Noninterest income
Deposit account service charges	1,095	1,485	1,587	1,681	1,657	2,580	3,286
Card interchange fees	915	922	1,007	908	941	1,837	1,805
Earnings on bank-owned life insurance	412	416	430	430	3,721	828	4,151
Net gain on sales of assets	139	123	305	190	69	262	157
Other	348	1,381	388	906	915	1,729	1,397
Total noninterest income	2,909	4,327	3,717	4,115	7,303	7,236	10,796
Noninterest expense
Salaries and employee benefits	14,012	14,223	14,264	13,951	14,185	28,235	28,007
Occupancy expense	2,558	2,424	2,417	2,484	2,338	4,982	4,605
Professional and director fees	1,541	1,152	1,220	1,455	2,282	2,693	4,373
Data processing and software	1,292	1,222	1,074	1,121	1,086	2,514	2,240
Regulatory fees	476	103	84	144	446	579	910
Advertising, marketing and business development	269	364	452	407	532	633	972
Telephone and communications	392	419	506	434	456	811	834
Security and protection expense	351	374	364	410	367	725	690
Amortization of intangibles	230	221	216	221	225	451	457
Other expenses	1,374	1,587	1,513	1,418	1,486	2,961	2,900
Total noninterest expense	22,495	22,089	22,110	22,045	23,403	44,584	45,988
Net income before income tax expense	2,702	9,409	15,541	16,066	17,392	12,111	30,481
Income tax expense	539	1,868	2,905	2,990	3,077	2,407	5,676
Net income	$2,163	$7,541	$12,636	$13,076	$14,315	$9,704	$24,805

CBTX, INC. AND SUBSIDIARY

Net Interest Margin

(In thousands, except percentages)

	Three Months Ended
	6/30/2020			3/31/2020			6/30/2019
		Interest			Interest			Interest
	Average	Earned/	Average	Average	Earned/	Average	Average	Earned/	Average
	Outstanding	Interest	Yield/	Outstanding	Interest	Yield/	Outstanding	Interest	Yield/
	Balance	Paid	Rate (1)	Balance	Paid	Rate (1)	Balance	Paid	Rate (1)
Assets
Interest-earning assets:
Total loans (2)	$2,908,204	$32,857	4.54%	$2,634,507	$33,617	5.13%	$2,591,928	$35,608	5.51%
Securities	240,343	1,228	2.05%	233,917	1,363	2.34%	233,339	1,519	2.61%
Other interest-earning assets	378,405	169	0.18%	315,099	1,055	1.35%	219,639	1,359	2.48%
Equity investments	15,147	171	4.54%	13,661	176	5.18%	15,218	163	4.32%
Total interest-earning assets	3,542,099	$34,425	3.91%	3,197,184	$36,211	4.56%	3,060,124	$38,649	5.07%
Allowance for credit losses for loans	(31,443)			(25,831)			(24,829)
Noninterest-earning assets	305,821			296,698			299,234
Total assets	$3,816,477			$3,468,051			$3,334,529
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,687,991	$2,022	0.48%	$1,650,064	$3,766	0.92%	$1,514,697	$3,822	1.01%
Federal Home Loan Bank advances	70,769	240	1.36%	50,000	221	1.78%	83,022	523	2.53%
Repurchase agreements	2,101	1	0.19%	763	—	—	877	1	0.46%
Note payable and junior subordinated debt	—	4	—	—	4	—	—	4	—
Total interest-bearing liabilities	1,760,861	$2,267	0.52%	1,700,827	$3,991	0.94%	1,598,596	$4,350	1.09%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,462,271			1,184,776			1,194,645
Other liabilities	49,958			44,620			32,991
Total noninterest-bearing liabilities	1,512,229			1,229,396			1,227,636
Shareholders’ equity	543,387			537,828			508,297
Total liabilities and shareholders’ equity	$3,816,477			$3,468,051			$3,334,529
Net interest income		$32,158			$32,220			$34,299
Net interest spread (3)			3.39%			3.62%			3.98%
Net interest margin (4)			3.65%			4.05%			4.50%
Net interest margin—tax equivalent (5)			3.68%			4.06%			4.53%

(1)	Annualized.
(2)	Includes average outstanding balances related to loans held for sale.
(3)	Net interest spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
(4)	Net interest margin is equal to net interest income divided by average interest-earning assets.
(5)	Tax equivalent adjustments of $247,000, $81,000 and $258,000 for the quarters ended June 30, 2020, March 31, 2020 and June 30, 2019, respectively, were computed using a federal income tax rate of 21%.

CBTX, INC. AND SUBSIDIARY

Year to Date Net Interest Margin

(In thousands, except percentages)

	Six Months Ended June 30,
	2020			2019
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
(Dollars in thousands)	Balance	Interest Paid	Rate (1)	Balance	Interest Paid	Rate (1)
Assets
Interest-earning assets:
Total loans (2)	$2,771,355	$66,474	4.82%	$2,546,610	$69,401	5.50%
Securities	237,130	2,591	2.20%	232,499	3,076	2.67%
Other interest-earning assets	346,753	1,224	0.71%	229,405	2,842	2.50%
Equity investments	14,404	347	4.84%	13,537	315	4.69%
Total interest-earning assets	3,369,642	$70,636	4.22%	3,022,051	$75,634	5.05%
Allowance for loan losses	(28,637)			(24,426)
Noninterest-earning assets	301,281			301,065
Total assets	$3,642,286			$3,298,690
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,669,031	$5,788	0.70%	$1,529,283	$7,406	0.98%
Federal Home Loan Bank advances	60,385	461	1.54%	46,575	587	2.54%
Repurchase agreements	1,432	1	0.14%	1,364	2	0.30%
Note payable and junior subordinated debt	—	8	—	—	12	—
Total interest-bearing liabilities	1,730,848	$6,258	0.73%	1,577,222	$8,007	1.02%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,323,520			1,185,919
Other liabilities	45,595			33,764
Total noninterest-bearing liabilities	1,369,115			1,219,683
Shareholders’ equity	542,323			501,785
Total liabilities and shareholders’ equity	$3,642,286			$3,298,690
Net interest income		$64,378			$67,627
Net interest spread (3)			3.49%			4.03%
Net interest margin (4)			3.84%			4.51%
Net interest margin—tax equivalent (5)			3.87%			4.55%

(1)	Annualized.
(2)	Includes average outstanding balances related to loans held for sale.
(3)	Net interest spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
(4)	Net interest margin is equal to net interest income divided by average interest-earning assets.
(5)	Tax equivalent adjustments of $496,000 and $513,000 for the six months ended June 30, 2020 and June 30, 2019, respectively, were computed using a federal income tax rate of 21%.

CBTX, INC. AND SUBSIDIARY

Rate/Volume Analysis

(In thousands)

	Three Months Ended June 30, 2020,
	Compared to Three Months Ended March 31, 2020
	Increase (Decrease) due to
(Dollars in thousands)	Rate	Volume	Days	Total
Interest-earning assets:
Total loans	$(4,251)	$3,491	$—	$(760)
Securities	(172)	37	—	(135)
Other interest-earning assets	(1,099)	213	—	(886)
Equity investments	(24)	19	—	(5)
Total increase (decrease) in interest income	(5,546)	3,760	—	(1,786)
Interest-bearing liabilities:
Interest-bearing deposits	(1,831)	87	—	(1,744)
Federal Home Loan Bank advances	(73)	92	—	19
Repurchase agreements	1	—	—	1
Note payable and junior subordinated debt	—	—	—	—
Total increase (decrease) in interest expense	(1,903)	179	—	(1,724)
Increase (decrease) in net interest income	$(3,643)	$3,581	$—	$(62)

	Three Months Ended June 30, 2020,
	Compared to Three Months Ended June 30, 2019
	Increase (Decrease) due to
(Dollars in thousands)	Rate	Volume	Days	Total
Interest-earning assets:
Total loans	$(7,096)	$4,345	$—	$(2,751)
Securities	(337)	46	—	(291)
Other interest-earning assets	(2,172)	982	—	(1,190)
Equity investments	8	—	—	8
Total increase (decrease) in interest income	(9,597)	5,373	—	(4,224)
Interest-bearing liabilities:
Interest-bearing deposits	(2,236)	436	—	(1,800)
Federal Home Loan Bank advances	(205)	(78)	—	(283)
Repurchase agreements	(1)	1	—	—
Note payable and junior subordinated debt	—	—	—	—
Total increase (decrease) in interest expense	(2,442)	359	—	(2,083)
Increase (decrease) in net interest income	$(7,155)	$5,014	$—	$(2,141)

	Six Months Ended June 30, 2020,
	Compared to Six Months Ended June 30, 2019
	Increase (Decrease) due to
(Dollars in thousands)	Rate	Volume	Days	Total
Interest-earning assets:
Total loans	$(9,441)	$6,130	$384	$(2,927)
Securities	(564)	62	17	(485)
Other interest-earning assets	(3,089)	1,455	16	(1,618)
Equity investments	10	20	2	32
Total increase (decrease) in interest income	(13,084)	7,667	419	(4,998)
Interest-bearing liabilities:
Interest-bearing deposits	(2,339)	680	41	(1,618)
Federal Home Loan Bank advances	(303)	174	3	(126)
Repurchase agreements	(1)	—	—	(1)
Note payable and junior subordinated debt	—	(4)	—	(4)
Total increase (decrease) in interest expense	(2,643)	850	44	(1,749)
Increase (decrease) in net interest income	$(10,441)	$6,817	$375	$(3,249)

CBTX, INC. AND SUBSIDIARY

Yield Trend

	Three Months Ended
	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019

Interest-earning assets:
Total loans	4.54%	5.13%	5.27%	5.43%	5.51%
Securities	2.05%	2.34%	2.46%	2.41%	2.61%
Other interest-earning assets	0.18%	1.35%	1.69%	2.25%	2.48%
Equity investments	4.54%	5.18%	5.24%	4.72%	4.32%
Total interest-earning assets	3.91%	4.56%	4.73%	4.98%	5.07%

Interest-bearing liabilities:
Interest-bearing deposits	0.48%	0.92%	1.08%	1.05%	1.01%
Federal Home Loan Bank advances	1.36%	1.78%	1.82%	2.29%	2.53%
Repurchase agreements	0.19%	—	—	0.38%	0.46%
Note payable and junior subordinated debt	—	—	—	—	—
Total interest-bearing liabilities	0.52%	0.94%	1.11%	1.12%	1.09%

Net interest spread (1)	3.39%	3.62%	3.62%	3.86%	3.98%
Net interest margin (2)	3.65%	4.05%	4.15%	4.39%	4.50%
Net interest margin—tax equivalent (3)	3.68%	4.06%	4.18%	4.43%	4.53%

(1)	Net interest spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
(2)	Net interest margin is equal to net interest income divided by average interest-earning assets.
(3)	Tax equivalent adjustments were computed using a federal income tax rate of 21%.

CBTX, INC. AND SUBSIDIARY

Average Outstanding Balances

(In thousands)

	Three Months Ended
	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019

Assets
Interest-earning assets:
Total loans (1)	$2,908,204	$2,634,507	$2,682,842	$2,655,941	$2,591,928
Securities	240,343	233,917	232,441	234,525	233,339
Other interest-earning assets	378,405	315,099	300,395	215,900	219,639
Equity investments	15,147	13,661	16,140	16,154	15,218
Total interest-earning assets	3,542,099	3,197,184	3,231,818	3,122,520	3,060,124
Allowance for credit losses for loans	(31,443)	(25,831)	(25,591)	(25,422)	(24,829)
Noninterest-earning assets	305,821	296,698	298,615	296,861	299,234
Total assets	$3,816,477	$3,468,051	$3,504,842	$3,393,959	$3,334,529

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,687,991	$1,650,064	$1,646,883	$1,557,503	$1,514,697
Federal Home Loan Bank advances	70,769	50,000	68,913	83,804	83,022
Repurchase agreements	2,101	763	423	1,043	877
Note payable and junior subordinated debt	—	—	—	—	—
Total interest-bearing liabilities	1,760,861	1,700,827	1,716,219	1,642,350	1,598,596
Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,462,271	1,184,776	1,212,939	1,189,087	1,194,645
Other liabilities	49,958	44,620	42,406	39,775	32,991
Total noninterest-bearing liabilities	1,512,229	1,229,396	1,255,345	1,228,862	1,227,636
Shareholders’ equity	543,387	537,828	533,278	522,747	508,297
Total liabilities and shareholders’ equity	$3,816,477	$3,468,051	$3,504,842	$3,393,959	$3,334,529

(1)	Includes average outstanding balances of loans held for sale.

CBTX, INC. AND SUBSIDIARY

Loans and Deposits Period End Balances

(In thousands, except percentages)

	6/30/2020		3/31/2020		12/31/2019		9/30/2019		6/30/2019
	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%

Loan Portfolio:
Commercial and industrial	$837,667	28.4%	$542,650	20.3%	$527,607	19.9%	$523,831	19.5%	$540,084	20.4%
Real estate:
Commercial real estate	908,027	30.8%	904,395	33.8%	900,746	34.0%	875,329	32.6%	854,513	32.2%
Construction and development	552,879	18.8%	558,343	20.8%	527,812	19.9%	572,276	21.4%	559,672	21.1%
1-4 family residential	272,253	9.2%	276,142	10.3%	280,192	10.6%	287,434	10.7%	281,525	10.6%
Multi-family residential	255,273	8.7%	267,152	10.0%	277,209	10.5%	298,396	11.1%	298,887	11.3%
Consumer	36,338	1.2%	38,133	1.4%	36,782	1.4%	37,975	1.4%	39,803	1.5%
Agriculture	7,795	0.3%	7,520	0.3%	9,812	0.4%	10,836	0.4%	9,923	0.4%
Other	77,535	2.6%	84,076	3.1%	86,513	3.3%	76,860	2.9%	65,471	2.5%
Gross loans	2,947,767	100.0%	2,678,411	100.0%	2,646,673	100.0%	2,682,937	100.0%	2,649,878	100.0%
Less allowance for credit losses	(39,678)		(31,194)		(25,280)		(25,576)		(25,342)
Less deferred fees and unearned discount	(12,879)		(5,942)		(6,125)		(6,113)		(6,181)
Less loans held for sale	—		(882)		(1,463)		—		(1,408)
Loans, net	$2,895,210		$2,640,393		$2,613,805		$2,651,248		$2,616,947

Deposits:
Interest-bearing demand accounts	$366,281	11.2%	$359,943	12.9%	$369,744	13.0%	$337,746	12.3%	$351,326	12.8%
Money market accounts	878,006	27.0%	760,036	27.2%	805,942	28.3%	739,436	26.9%	717,883	26.2%
Savings accounts	98,485	3.0%	90,227	3.2%	92,183	3.2%	91,413	3.3%	91,828	3.4%
Certificates and other time deposits, $100,000 or greater	200,505	6.2%	212,341	7.6%	208,018	7.3%	198,561	7.3%	189,741	6.9%
Certificates and other time deposits, less than $100,000	197,178	6.1%	174,145	6.3%	191,640	6.7%	180,451	6.6%	186,842	6.8%
Total interest-bearing deposits	1,740,455	53.5%	1,596,692	57.2%	1,667,527	58.5%	1,547,607	56.4%	1,537,620	56.1%
Noninterest-bearing deposits	1,513,748	46.5%	1,195,541	42.8%	1,184,861	41.5%	1,196,720	43.6%	1,201,287	43.9%
Total deposits	$3,254,203	100.0%	$2,792,233	100.0%	$2,852,388	100.0%	$2,744,327	100.0%	$2,738,907	100.0%

CBTX, INC. AND SUBSIDIARY

Credit Quality

(In thousands, except percentages)

	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
Nonperforming Assets (at period end):
Nonaccrual loans:
Commercial and industrial	$5,519	$449	$596	$354	$1,795
Real estate:
Commercial real estate	4,811	67	67	159	850
Construction and development	506	519	—	—	—
1-4 family residential	332	413	314	629	624
Multi-family residential	—	—	—	—	—
Consumer	—	—	—	—	—
Agriculture	—	—	—	—	—
Nonaccrual loans	11,168	1,448	977	1,142	3,269
Accruing loans 90 or more days past due	—	—	—	—	9
Total nonperforming loans	11,168	1,448	977	1,142	3,278
Foreclosed assets	—	—	—	—	36
Total nonperforming assets	$11,168	$1,448	$977	$1,142	$3,314

Allowance for Credit Losses for Loans (at period end):
Commercial and industrial	$12,108	$9,535	$7,671	$7,470	$7,792
Real estate:
Commercial real estate	12,424	9,576	7,975	7,788	7,371
Construction and development	7,050	5,795	4,446	4,825	4,579
1-4 family residential	3,173	2,430	2,257	2,338	2,236
Multi-family residential	2,880	2,413	1,699	1,829	2,178
Consumer	529	477	388	558	458
Agriculture	134	129	74	82	73
Other	1,380	839	770	686	655
Total allowance for credit losses for loans	$39,678	$31,194	$25,280	$25,576	$25,342

Credit Quality Ratios (at period end):
Nonperforming assets to total assets	0.29%	0.04%	0.03%	0.03%	0.10%
Nonperforming loans to total loans	0.38%	0.05%	0.04%	0.04%	0.12%
Allowance for credit losses for loans to nonperforming loans	355.28%	2,154.28%	2,587.51%	2,239.58%	773.09%
Allowance for credit losses for loans to total loans	1.35%	1.17%	0.96%	0.96%	0.96%

CBTX, INC. AND SUBSIDIARY

Allowance for Credit Losses for Loans

(In thousands, except percentages)

	Three Months Ended
	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
Analysis of Allowance for Credit Losses for Loans

Allowance for credit losses for loans at beginning of period	$31,194	$25,280	$25,576	$25,342	$24,643

Adoption of CECL	—	874	—	—	—

Provision (recapture)	8,537	4,739	(148)	579	807

Net (charge-offs) recoveries
Commercial and industrial	18	398	(205)	(374)	22
Real estate:
Commercial real estate	(24)	—	(1)	33	2
Construction and development	—	—	—	—	—
1-4 family residential	(66)	1	—	1	(11)
Multi-family residential	—	—	—	—	—
Consumer	7	(99)	47	(1)	(78)
Agriculture	12	—	10	—	—
Other	—	1	1	(4)	(43)
Total net (charge-offs) recoveries	(53)	301	(148)	(345)	(108)

Allowance for credit losses for loans at end of period	$39,678	$31,194	$25,280	$25,576	$25,342

Net charge-offs (recoveries) to average loans (1)	0.01%	(0.05%)	0.02%	0.05%	0.02%

(1)	Annualized.

CBTX, INC. AND SUBSIDIARY

Non-GAAP to GAAP Reconciliation

(In thousands, except per share data and percentages)

Our accounting and reporting policies conform to GAAP and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional non-GAAP financial measures. We classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are not included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating, other statistical measures or ratios calculated using exclusively financial measures calculated in accordance with GAAP. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the way we calculate the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

We calculate tangible equity as total shareholders’ equity, less goodwill and other intangible assets, net of accumulated amortization, and tangible book value per share as tangible equity divided by shares of common stock outstanding at the end of the relevant period. The most directly comparable GAAP financial measure for tangible book value per share is book value per share.

We calculate tangible assets as total assets less goodwill and other intangible assets, net of accumulated amortization. The most directly comparable GAAP financial measure for tangible equity to tangible assets is total shareholders’ equity to total assets.

We believe that tangible book value per share and tangible equity to tangible assets are measures that are important to many investors in the marketplace who are interested in book value per share and total shareholders’ equity to total assets, exclusive of change in intangible assets.

The following table reconciles, as of the dates set forth below, total shareholders’ equity to tangible equity, total assets to tangible assets and presents book value per share, tangible book value per share, tangible equity to tangible assets and total shareholders’ equity to total assets:

	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
Tangible Equity
Total shareholders’ equity	$537,356	$536,874	$535,721	$525,220	$513,158
Adjustments:
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangibles	4,496	4,700	4,938	5,106	5,318
Tangible equity	$451,910	$451,224	$449,833	$439,164	$426,890
Tangible Assets
Total assets	$3,901,725	$3,425,650	$3,478,544	$3,431,585	$3,379,506
Adjustments:
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangibles	4,496	4,700	4,938	5,106	5,318
Tangible assets	$3,816,279	$3,340,000	$3,392,656	$3,345,529	$3,293,238

Common shares outstanding	24,755	24,746	24,980	24,923	24,923

Book value per share	$21.71	$21.70	$21.45	$21.07	$20.59
Tangible book value per share	$18.26	$18.23	$18.01	$17.62	$17.13
Total shareholders’ equity to total assets	13.77%	15.67%	15.40%	15.31%	15.18%
Tangible equity to tangible assets	11.84%	13.51%	13.26%	13.13%	12.96%

Investor Relations:

Justin M. Long

281.325.5013

investors@CBoTX.com

Media Contact:

Ashley Warren

713.210.7622

awarren@CBoTX.com